Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 of Onvantage, Inc. (the "Company") of our report dated July 17, 2000, relating to the Company's balance sheet dated December 31, 1999, and the related statements of operations, stockholders' deficit, and cash flows for the period February 25, 1999 (date of inception) to December 31, 1999. Such report is included in the Company's Form 8-K/A filed with the Securities and Exchange Commission on October 2, 2000.



GRANT THORNTON LLP         /s/ Grant Thornton LLP

San Jose, California
December 8, 2000